Exhibit 99.1

Contact: Nicole Daniel Danielle Paquette	804.788.6096 804.788.6045

Albemarle Announces Fourth-Quarter and Fiscal-Year 2005 Unaudited Results

•	Quarterly net income was $32.2 million, or 67 cents per share, up 64 percent over the same period last year.

•	Excluding net special items of 4 cents per share, quarterly net income increased 73 percent to $34.0 million, or 71 cents per share, compared to the same period last year.

•	Record net sales for the quarter were $588.2 million, up 30 percent over the same period last year.

•	Net debt was reduced by $54 million in the quarter.

RICHMOND, Va., January 25 — Albemarle Corporation (NYSE: ALB) reported fourth-quarter 2005 net income of $32.2 million, or 67 cents per share, up from $19.6 million, or 46 cents per share for fourth-quarter 2004. Excluding net special item charges of ($1.8 million), or 4 cents per share, net income rose 73 percent to $34.0 million, or 71 cents per share, from $19.6 million, or 46 cents per share, in the same period last year.

The Company reported record quarterly sales in the fourth quarter of 2005 totaling $588.2 million, up $137.1 million from fourth-quarter 2004. The increase was due primarily to strong sales in our Catalysts segment due to higher sales in refinery catalysts and continued pricing improvement in certain businesses across our Polymer Additives and Fine Chemicals segments. Record net sales for year 2005 were $2.1 billion as compared with $1.5 billion for year 2004, a 39 percent increase, due mainly to our July 2004 refinery catalysts acquisition.

Net income for year 2005 was $114.9 million, or $2.41 per share, compared to $54.8 million, or $1.29 per share, for year 2004. Excluding special items, net income for year 2005 was $114.4 million, or $2.40 per share, versus $75.7 million, or $1.78 per share, for year 2004. Special items for year 2005, which totaled $0.4 million after income taxes, or 1 cent per share, are outlined on page 9. Special items for year 2004, which totaled ($20.9) million after income taxes, or 49 cents per share, related primarily to acquisition-related costs of our acquisition of the refinery catalysts business, are also outlined in the reconciliation on page 13.

The effective tax rate for fourth-quarter 2005 was favorably impacted due primarily to the realization of foreign tax credits related to tax structuring activities as well as certain tax elections made to reflect the permanent reinvestment of foreign joint venture earnings, and the reduction of corporate income tax rates in the Netherlands.

Selected data related to net income, special items and related per share amounts for the fourth-quarters and years 2005 and 2004 are shown in the Additional Information section below, as well as a reconciliation of net income excluding special items and net debt.

Quarterly Segment Results

Polymer Additives segment net sales for fourth-quarter 2005 were $199.9 million, up $12.3 million versus fourth-quarter 2004 due mainly to higher pricing, offset in part, by the unfavorable effects of foreign exchange. Polymer Additives segment income for fourth-quarter 2005 amounted to $22.9 million, up 19.5 percent from fourth-quarter 2004 due mainly to higher pricing, that was offset, in part, by lower production volumes, higher energy costs and the overall unfavorable effects of foreign exchange.

Catalysts segment net sales for fourth-quarter 2005 were $244.0 million, up $114.4 million versus fourth-quarter 2004, due mainly to strong sales in hydroprocessing catalysts. Catalysts segment income for fourth-quarter 2005 amounted to $31.8 million, up 122.5 percent from fourth-quarter 2004 due mainly to higher sales in refinery catalysts and a $3.2 million curtailment gain related to a pension change in the Netherlands. Increases in raw materials, primarily metals, and energy costs were substantial, but in general, were mitigated by price increases.

Fine Chemicals segment net sales for fourth-quarter 2005 were $144.3 million, up $10.5 million versus fourth-quarter 2004 due mainly to higher pricing and volumes in performance chemicals offset, in part, by the unfavorable effects of foreign exchange. Fine Chemicals segment income for fourth-quarter 2005 amounted to $7.2 million, down $5.5 million from fourth-quarter 2004, due mainly to a $3.5 million special charge related to the closing of a sea-water bromine facility in France, lower seasonal volumes in agricultural actives, along with higher manufacturing costs related to a planned plant shutdown for automation improvements. Improved pricing and volumes mostly offset substantial raw material and energy costs.

During the quarter, interest and financing expenses increased $2.5 million versus fourth-quarter 2004 due mainly to higher interest rates. Our fourth-quarter 2005 income tax rate versus fourth-quarter 2004 was impacted significantly due to the benefit of certain tax items in the fourth-quarter 2005 period as mentioned above. Our fourth-quarter 2004 income tax rate benefited from the reversal of certain income tax reserves and the net favorable effect of adjustments associated with the reconciliation of certain tax accounts.

Commentary

Commenting on fourth-quarter 2005 results, Mark C. Rohr, President and CEO of Albemarle Corporation stated, “I am pleased to announce record sales and outstanding earnings per share results in the fourth quarter. We faced many challenges in 2005 and our team met them very successfully. We implemented pricing initiatives as well as specific cost reduction measures to mitigate the increasing pressure of inflated raw materials and energy costs. In addition, we generated strong cash flow this quarter that enabled us to reduce our net debt by over $50 million. We believe we have positioned ourselves for growth and financial stability and we are poised to accomplish a very positive and rewarding 2006.”

Earnings Call

The Company’s performance for the fourth quarter ended December 31, 2005 will be discussed on a conference call at 9:00 AM Eastern Standard Time on January 26, 2006, which can be accessed through Albemarle’s website under Investor Information at www.albemarle.com.

Albemarle Corporation, headquartered in Richmond, Virginia, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics; petroleum and petrochemical processing; transportation and industrial products; pharmaceuticals; agricultural products; construction and packaging materials. The Company operates in three business segments, Polymer Additives, Catalysts and Fine Chemicals, and serves customers in approximately 100 countries.

Forward-Looking Statement

Some of the information presented in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe our expectations as reflected are based on reasonable assumptions within the bounds of our knowledge of our business and operations, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ from expectations include, without limitation: the inability to pass through increases in costs and expenses for raw materials and energy; competition from other manufacturers; changes in demand for our products; the gain or loss of significant customers; fluctuations in foreign currencies; and increased government regulation of our operations or our products. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the period ended December 31, 2004.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(In Thousands of Dollars, Except Share and Per-Share Amounts) (Unaudited)

	Fourth Quarter Ended December 31,				Year Ended December 31,
	2005		2004 (a)		2005 (a)		2004 (a)
Net sales	$588,175		$451,065		$2,107,499		$1,513,737
Cost of goods sold	476,877	(b)	355,436	(b)	1,684,101	(b)	1,201,388	(b, c)
Acquisition-related costs	—		—		—		13,400	(d)

Gross profit	111,298		95,629		423,398		298,949
Selling, general and administrative expenses	58,607		51,659		219,725		157,737
Research and development expenses	10,246		12,505		41,675		31,273
Special items	2,970	(e)	—		(1,898	)(e)	7,858	(e)

Operating profit	39,475		31,465		163,896		102,081
Interest and financing expenses	(10,701)		(8,182)		(41,971	)(f)	(17,350	)(f)
Equity in net income of unconsolidated investments	3,908		1,913		26,491		4,407
Other income (expenses), net	413		85	(g)	1,513	(g)	(12,193	)(g)

Income before income taxes and minority interests	33,095		25,281		149,929		76,945
Income tax benefit (expense)	1,997	(h)	(4,291	)(i)	(27,593	)(h)	(17,005	)(i)

Income after income tax benefit (expense) and before minority interests	35,092		20,990		122,336		59,940
Minority interests in income of consolidated subsidiaries	(2,894)		(1,353	)(g)	(7,469	)(g)	(5,101	)(g)

Net income	$32,198		$19,637		$114,867		$54,839

Basic earnings per share:

Net income	$0.69		$0.47		$2.48		$1.32

Shares used to compute basic earnings per share	46,665		41,777		46,348		41,567

Diluted earnings per share:

Net income	$0.67		$0.46		$2.41		$1.29

Shares used to compute diluted earnings per share	48,066		43,083		47,748		42,527

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands of Dollars) (Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$58,570	$46,390
Other current assets	816,421	701,020

Total current assets	874,991	747,410

Property, plant and equipment	2,194,878	2,064,585
Less accumulated depreciation and amortization	1,228,061	1,168,601

Net property, plant and equipment	966,817	895,984
Other assets and intangibles	707,199	799,351

Total assets	$2,549,007	$2,442,745

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities	$422,884	$373,746
Long-term debt	775,889	899,584
Other noncurrent liabilities	223,614	209,289
Deferred income taxes	195,288	248,751
Shareholders’ equity	931,332	711,375

Total liabilities & shareholders’ equity	$2,549,007	$2,442,745

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Cash Flows Data

(In Thousands of Dollars) (Unaudited)

	Year Ended December 31,
	2005	2004
Cash and cash equivalents at beginning of year	$46,390	$35,173
Cash and cash equivalents at end of year	$58,570	$46,390

Sources of cash and cash equivalents:
Net income	114,867	54,839
Depreciation and amortization	117,435	97,268
Loss on hedging of anticipated acquisition purchase price	—	12,848
Proceeds from issuance of senior notes	324,665	—
Proceeds from issuance of common stock	147,862	—
Proceeds from borrowings	192,013	1,057,329
Proceeds from liquidation and sale of equity method investments and sale of nonmarketable security	3,135	—
Proceeds from exercise of stock options	6,346	11,907

Uses of cash and cash equivalents:
Capital expenditures	(70,080)	(57,652)
Investments in joint ventures and other investments	(3,088)	(10,642)
Acquisitions of assets/business, net of cash acquired	(7,553)	(785,247)
Repayments of long-term debt	(708,158)	(341,373)
Payments on hedging of anticipated acquisition purchase price	—	(12,848)
Dividends paid to shareholders	(26,447)	(25,275)
Dividends paid to minority interests	(3,400)	(4,867)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Fourth Quarter Ended December 31, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$199,922	$243,981	$144,272	$—	$588,175

Operating profit (b, e)	$21,699	$29,050	$7,171	$(18,445)	$39,475
Equity in net income (losses) of unconsolidated investments	1,221	2,716	—	(29)	3,908

Segment income (loss)	$22,920	$31,766	$7,171	$(18,474)	43,383

Interest and financing expenses					(10,701)
Other income, net					413

Income before income taxes and minority interests					$33,095

Fourth Quarter Ended December 31, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$187,645	$129,599	$133,821	$—	$451,065

Operating profit (b)	$18,420	$13,027	$12,811	$(12,793)	$31,465
Equity in net income (losses) of unconsolidated investments	752	1,247	(122)	36	1,913

Segment income (loss)	$19,172	$14,274	$12,689	$(12,757)	33,378

Interest and financing expenses					(8,182)
Other income, net (g)					85

Income before income taxes and minority interests					$25,281

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation

Consolidated Summary of Segment Results (a)

(In Thousands of Dollars) (Unaudited)

Year Ended December 31, 2005	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$797,815	$737,610	$572,074	$—	$2,107,499

Operating profit (b, e)	$92,159	$81,125	$41,548	$(50,936)	$163,896
Equity in net income (losses) of unconsolidated investments	7,380	14,812	4,505	(206)	26,491

Segment income (loss)	$99,539	$95,937	$46,053	$(51,142)	190,387

Interest and financing expenses (f)					(41,971)
Other income, net (g)					1,513

Income before income taxes and minority interests					$149,929

Year Ended December 31, 2004	Polymer Additives	Catalysts	Fine Chemicals	Unallocated	Total
Net sales	$726,275	$283,394	$504,068	$—	$1,513,737

Operating profit (b, c, d, e)	$84,108	$15,254	$38,697	$(35,978)	$102,081
Equity in net income (losses) of unconsolidated investments	3,290	3,041	(1,733)	(191)	4,407

Segment income (loss)	$87,398	$18,295	$36,964	$(36,169)	106,488

Interest and financing expenses (f)					(17,350)
Other (expenses), net (g)					(12,193)

Income before income taxes and minority interests					$76,945

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(In Thousands of Dollars, Except Per-Share Amounts):

(a)	Certain reclassifications have been made in the condensed consolidated statements of income and consolidated summary of segment results to conform to current presentation.

(b)	Cost of goods sold included foreign exchange transaction (losses) of ($1,165) and ($1,702), and ($2,072) and ($1,960) for the fourth-quarters and years ended December 31, 2005 and 2004, respectively.

(c)	Cost of goods sold for year-end 2004 included an August 2004 cash settlement with an insurer totaling $6,945 ($4,424 after income taxes, or 10 cents per share) with $4,208 paid at the settlement date. Cost of goods sold for year-end 2004 also included a charge amounting to $3,396 ($2,163 after income taxes, or 5 cents per share) related to the establishment of a valuation reserve for the potential recoverability of a claim incurred by the Company regarding the discontinuance of product support for and withdrawal from a water treatment venture.

(d)	Acquisition-related costs totaling $13,400 ($8,536 after income taxes, or 20 cents per share) consisted of a step-up increase in acquired inventory to fair value associated with the July 31, 2004 acquisition of the Akzo Nobel N.V. refinery catalysts business.

(e)	Special items *:

	Fourth Quarter Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Pension and postretirement benefit obligation curtailment gains (1)	$3,226	$—	$8,829	$—
Provisional charge for the potential settlement of future legal claims (2)	—	—	(735)	—
Purchased in-process research and development charges (3)	—	—	—	(3,000)
Reduction in-force adjustments (4)	(547)	—	(547)	(4,308)
Cleanup of the Pasadena plant zeolite facility (5)	—	—	—	(550)
Sale of the Albemarle Technical Center facility (6)	(2,170)	—	(2,170)	—
Exit costs related to the shutdown of the Port de Bouc bromine facility (7)	(3,479)	—	(3,479)	—

Special items	$(2,970)	$—	$1,898	$(7,858)

1.	Effective December 31, 2005, pursuant to an agreement with the employees’ authorized representatives for our Netherlands operations, we finalized plan changes that modified projected benefit obligations for certain transition benefits and adopted a defined contribution basis for our future pension accrual. The change to projected benefit obligations resulted in a curtailment gain in accordance with SFAS No. 88 totaling $3,226 ($2,210 after income taxes, or 5 cents per share). The year ended December 31, 2005 also included a second-quarter 2005 curtailment gain amounting to $5,603 ($3,569 after income taxes, or 7 cents per share) that related to a reduction in the Company’s accumulated postretirement benefit obligation (liability) associated with a change in coverage in the Company’s unfunded postretirement health care benefits plan for active employees’ future retiree medical premium payments.
2.	Year ended December 31, 2005 included a second-quarter 2005 provisional charge of $735 ($468 after income taxes, or 1 cent per share) for the potential settlement of future legal claims with respect to certain future asbestos premises liability claims.
3.	Year ended December 31, 2004 included purchased in-process research and development charges amounting to $3,000, or 7 cents per share, that were comprised of the write-off of the estimated research and development costs associated with the acquired refinery catalysts business.
4.	Fourth quarter and year ended December 31, 2005 included a charge for work force reduction of $547 ($349 after income taxes, or 1 cent per share) at the Pasadena plant. Year-ended December 31, 2004 included a $199 reversal adjustment of a reserve for work force reduction and a first quarter 2004 charge totaling $4,507 ($2,871 after income taxes, or 7 cents per share) for layoffs related to the closing of the Pasadena plant zeolite facility and a related curtailment charge.

5.	Year ended December 31, 2004 included a second quarter 2004 charge totaling $550 ($ 350 after income taxes, or 1 cent per share) related to the cleanup of the Pasadena plant zeolite facility.
6.	Fourth quarter and year ended December 31, 2005 included a charge of $2,170 ($1,384 after income taxes, or 3 cents per share) that related to the sale of a research and development facility to the State of Louisiana.
7.	Fourth quarter and year ended December 31, 2005 included a charge of $3,479 ($2,261 after income taxes, or 5 cents per share) that related to costs associated with the shutdown of the Port de Bouc, France bromine facility.
*	See also footnotes (c), (d), (f) and (g) for additional nonrecurring items.
(f)	Interest and financing expenses included a January 2005 write-off of deferred financing expenses totaling $1,386 ($883 after income taxes, or 2 cents per share), associated with the 364-day bridge loan that was retired. Interest and financing expenses for the year ended December 31, 2004 included the write-off of deferred financing expenses totaling $528 ($336 net of income taxes, or 1 cent per share) related to the refinancing of the Company’s previous revolving credit agreement.
(g)	Other income (expenses), net for the year ended December 31, 2005 and the fourth-quarter and year-end periods ended December 31, 2004 included the reclassification of minority interest for the Company’s majority-owned subsidiary, Stannica LLC, effective July 1, 2005 totaling ($2,512), ($1,353) and ($5,101), respectively. Other (expenses) income, net for the year ended December 31, 2004 included foreign exchange hedging charges totaling $12,848 ($8,184 after income taxes, or 19 cents per share), respectively associated with the contracts entered into by the Company to hedge the euro-denominated purchase price for the Company’s acquisition of the refinery catalysts business.
(h)	The effective tax rate for the fourth-quarter of 2005 was favorably impacted due primarily to the following: (1) the realization of foreign tax credits related to tax structuring activities; (2) certain tax elections made to reflect the permanent reinvestment of foreign joint venture earnings of approximately $1,400, or 3 cents per share; and (3) the reduction of corporate income tax rates in the Netherlands of approximately $3,200, or 7 cents per share. The year-end 2005 effective tax rate was favorably impacted by the repatriation of overseas funds under the Homeland Investment Act by approximately $5,600, or 12 cents per share.
(i)	Fourth quarter and year ended December 31, 2004 income taxes benefited $2,600, or 5 cents per share, from the reversal of certain income tax reserves and the net favorable effect of adjustments associated with the reconciliation of certain tax accounts.

Additional Information

Net income, excluding special items, is a financial measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). It is presented here to exclude the impact of certain non-recurring items on our results that are set forth on pages 12 and 13. We believe this measure is more reflective of our operations, provides transparency to investors and enables period-to-period comparability of financial performance. Set forth below is a reconciliation of net income, excluding special items, the most directly comparable financial measure calculated and reported in accordance with GAAP for the fourth quarter and years ended December 31, 2005 and 2004.

Net debt is a supplemental financial measure that is not required by, or presented in accordance with GAAP. We believe net debt is helpful in analyzing leverage and as a performance measure. We define net debt as total debt plus the portion of outstanding joint venture indebtedness guaranteed by us (or less the portion of outstanding joint venture indebtedness consolidated but not guaranteed by us), less cash and cash equivalents. Set forth below is a reconciliation of net debt, a non-GAAP financial measure, to total debt, the most directly comparable financial measure calculated and reported in accordance with GAAP, for the third and fourth quarters ended September 30, 2005 and December 31, 2005, respectively.

A description of other non-GAAP financial measures, and reconciliation of these to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investor Information section of our website at www.albemarle.com, under “Disclosure of Non-GAAP Financial Measures”.

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Fourth Quarter Ended December 31, 2005				Fourth Quarter Ended December 31, 2004
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items	Excluding Special Items
Net sales	$588,175	$—		$588,175	$451,065	$—	$451,065
Cost of goods sold	(476,877)	—		(476,877)	(355,436)	—	(355,436)

Gross profit	111,298	—		111,298	95,629	—	95,629
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(68,853)	—		(68,853)	(64,164)	—	(64,164)
Special items	(2,970)	2,970	(e)	—	—		—

Operating profit*	39,475	2,970		42,445	31,465	—	31,465
Interest and financing expenses	(10,701)	—		(10,701)	(8,182)	—	(8,182)
Equity in net income of unconsolidated investments	3,908	—		3,908	1,913	—	1,913
Other income (expenses), net	413	—		413	85	—	85

Income before income taxes and minority interests	33,095	2,970		36,065	25,281	—	25,281
Income tax benefit (expense)	1,997	(1,186	) (e)	811	(4,291)	—	(4,291)

Income after income tax benefit (expense) and before minority interests	35,092	1,784		36,876	20,990	—	20,990
Minority interests in income of consolidated subsidiaries	(2,894)	—		(2,894)	(1,353)	—	(1,353)

Net income	$32,198	$1,784		$33,982	$19,637	$—	$19,637

Diluted earnings per share	$0.67	$0.04		$0.71	$0.46	$—	$0.46

* Operating profit by segment:
Polymer Additives	$21,699	$394		$22,093	$18,420	$—	$18,420
Catalysts	29,050	(3,226)		25,824	13,027	—	13,027
Fine Chemicals	7,171	3,632		10,803	12,811	—	12,811
Corporate and other expenses	(18,445)	2,170		(16,275)	(12,793)	—	(12,793)

Total	$39,475	$2,970		$42,445	$31,465	$—	$31,465

ALBEMARLE CORPORATION AND SUBSIDIARIES

(In Thousands, Except Per-Share Amounts)

(Unaudited)

	Year Ended December 31, 2005				Year Ended December 31, 2004
	As Reported	Special Items		Excluding Special Items	As Reported	Special Items		Excluding Special Items
Net sales	$2,107,499	$—		$2,107,499	$1,513,737	$—		$1,513,737
Cost of goods sold	(1,684,101)	—		(1,684,101)	(1,201,388)	(3,549	)(c)	(1,204,937)
Acquisition-related cost	—	—		—	(13,400)	13,400	(d)	—

Gross profit	423,398	—		423,398	298,949	9,851		308,800
Selling, general and administrative expenses (including SFAS No. 2 R&D)	(261,400)	—		(261,400)	(189,010)	—		(189,010)
Special items	1,898	(1,898	)(e)	—	(7,858)	7,858	(e)	—

Operating profit*	163,896	(1,898)		161,998	102,081	17,709		119,790
Interest and financing expenses	(41,971)	1,386	(f)	(40,585)	(17,350)	528	(f)	(16,822)
Equity in net income of unconsolidated investments	26,491	—		26,491	4,407	—		4,407
Other income (expenses), net	1,513	—		1,513	(12,193)	12,848	(g)	655

Income before income taxes and minority interests	149,929	(512)		149,417	76,945	31,085		108,030
Income tax (expense) benefits	(27,593)	78	(e,f)	(27,515)	(17,005)	(10,196	)(c-g)	(27,201)

Income after income taxes and before minority interests	122,336	(434)		121,902	59,940	20,889		80,829
Minority interests in income of consolidated subsidiaries	(7,469)	—		(7,469)	(5,101)	—		(5,101)

Net income	$114,867	$(434)		$114,433	$54,839	$20,889		$75,728

Diluted earnings per share	$2.41	$(0.01)		$2.40	$1.29	$0.49		$1.78

* Operating profit by segment:
Polymer Additives	$92,159	$(1,787)		$90,372	$84,108	$(3,583)		$80,525
Catalysts	81,125	(3,786)		77,339	15,254	16,400		31,654
Fine Chemicals	41,548	1,392		42,940	38,697	4,892		43,589
Corporate and other expenses	(50,936)	2,283		(48,653)	(35,978)	—		(35,978)

Total	$163,896	$(1,898)		$161,998	$102,081	$17,709		$119,790

ALBEMARLE CORPORATION AND SUBSIDIARIES

Net Debt Reconciliation

(In Thousands of Dollars)

(Unaudited)

	Fourth Quarter Ended December 31, 2005	Third Quarter Ended September 30, 2005
Total debt	$833,453	$879,916
JV debt consolidated by the Company but guaranteed by others	(43,510)	(46,986)
Less: Cash and cash equivalents	(58,570)	(47,859)

Net Debt	$731,373	$785,071